Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-205655) of 8point3 Energy Partners LP of our report dated January 27, 2016, relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 27, 2016